Exhibit 10.1

Date:	See Effective Date (as defined in the Appendix)

To:	Party A (as defined in the Appendix)

From:	Party B (as defined in the Appendix)

Dear Sirs,

Share Swap — shares of the Target Company (as defined in the Appendix) in exchange for shares of the Proposing Company (as defined in the Appendix) to be made between Party A and Party B and all other parties to this letter (together the "Parties", and each a "Party").

The purpose of this letter (this "Letter") is to confirm that the Parties have agreed to swap shares in the following manner:

1.	Party B shall arrange for the Proposing Company to issue and allocate, or arrange to be delivered, with full legal title, free of any rights, interest or any other encumbrances, the Relevant Number (as defined in the Appendix) of the PC Shares (as defined in the Appendix) to, or to the order of, Party A in accordance with the PC Shares Deliveries (as defined in the Appendix) on the Completion Date (as defined in the Appendix).

2.	Party A shall arrange for the Target Company to issue and allocate, or arrange to be delivered, with full legal title, free of any rights, interest or any other encumbrances, the Appropriate Number (as defined in the Appendix) of the Target Shares (as defined in the Appendix) to, or to the order of, Party B in accordance with the Target Shares Deliveries (as defined in the Appendix) on the Completion Date (as defined in the Appendix).

3.	The Parties agree to such other terms and conditions set out in the Appendix.

4.	Each Party hereby agrees and undertakes to all other Parties that it will not and will procure that its agents, officers, employees and advisers will not, at any time after the date of this Letter, without the prior written consent of all other Parties or save as required by law or any rule of any relevant stock exchange body, disclose any information concerning the business, accounts, finance or contractual arrangements or other dealings, transactions or affairs of the Target Company or Proposing Company, its agents, officers, employees or advisers by such Party, to any third party (other than those of its agents, officers, employees or advisers as are necessarily required in the course of their duties to receive and acquire such documents, information and/or knowledge under the same duty of confidentiality). For the avoidance of doubt, each Party shall make announcement(s) in respect of this Letter in accordance with the relevant rules, regulations and laws in its applicable jurisdictions, where necessary or desirable.

5.	No Party may assign or transfer any of their rights or obligations under this Letter, without the prior written consent of the other Party.

6.	This Letter shall be governed by, and construed in accordance with, the laws of Hong Kong and the Parties submit to the non-exclusive jurisdiction of the Hong Kong courts.

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Yours faithfully,

Executed as a deed

for and on behalf of

BONANZA GOLDFIELDS CORP

/s/ Chan Man Chung

CHAN Man Chung

Director

I/We hereby acknowledge and agree to the terms contained in this Letter.

DATED: See Effective Date

Executed as a deed

For and on behalf of

CHINA INFORMATION TECHNOLOGY DEVELOPMENT LIMITED

/s/Wong King Shiu Daniel

WONG King Shiu Daniel

Director

Executed as a deed

by HO WAN LEONG

/s/ Ho Wan Leong

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Appendix

Term	Definition

Party A:	China Information Technology Development Limited (HK:8178)

Party B:	Bonanza Goldfields Corp (OTCMKTS: BONZ)

Effective Date:	25th October 2022

Proposing Company:	Party B

Relevant Number:	218,574,609

PC Shares:	Ordinary voting shares of the Proposing Company

PC Shares Deliveries:	The PC Shares shall be delivered to SPV A on the Completion Date.

SPV A:	King Vision Group Limited

Target Company:	Party A

Appropriate Number:	26,520,386

Target Shares:	Ordinary voting shares of the Target Company

Target Shares Deliveries:	The Target Shares shall be delivered to Party B on the Completion Date

SPV Number:	1,000

SPV Shares:	Ordinary voting shares of SPV A

SPV Holder:	HO Wan Leong

SPV Deliveries:	The SPV Holder shall deliver the SPV Number of SPV Shares to Party A on the Completion Date

Completion Date:	90 days from effective date or such other later date as is necessary to comply with all applicable rules, regulations and laws (including those of Hong Kong and the United States of America) to complete the Share Swap.

Other Terms and Conditions:	Conditions precedent:

(1) the Listing Committee of the Stock Exchange of Hong Kong having granted the listing of, and permission to deal in, the Target Shares; and

(2) Party B obtaining the requisite approval from its shareholders, the Securities and Exchange Commission and the Financial Industry Regulatory Authority for increasing the number of Party B's authorized shares to 2.7 billion

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